Exhibit 10.2

Certain portions of this exhibit (indicated by “####”) have been omitted pursuant to Regulation S-K, Item 601(a)(6).

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of October 20, 2021 (the “Effective Date”), is among The Vita Coco Company, Inc., a Delaware corporation (the “Company”), Verlinvest Beverages SA, a company organized and existing under Belgian law (“Verlinvest”), Michael Kirban and Ira Liran.

RECITALS

WHEREAS, each of Verlinvest, Michael Kirban and the Ira Liran (and/or their respective Affiliates) are party to that certain Third Amended and Restated Stockholders Agreement, dated as of January 15, 2021 (the “Prior Agreement”);

WHEREAS, the Company is contemplating an offering and sale of shares of Common Stock, par value $0.01 per share (the “Common Stock”) in an underwritten initial public offering (the “IPO”);

WHEREAS, in order to induce the parties hereto (x) to approve the sale and issuance of Common Stock in connection with the IPO and (y) to take such other actions as shall be necessary to effectuate the transactions contemplated by the IPO, the parties hereto desire to set forth the agreement with respect to the matters set forth herein; and

WHEREAS, this Agreement shall become effective upon the Effective Date, and in the event the IPO is abandoned at any time after the Effective Date prior to the closing of the IPO this Agreement shall automatically terminate and be of no further force or effect without further action on the part of any party hereto and the Prior Agreement shall remain in place in full force and effect.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the Effective Date, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.01 Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” means, (i) with respect to any Person generally, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and (ii) with respect to any Person that is an individual, his or her spouse, parent, grandparent, child, stepchild or grandchild, or the spouse thereof (each, and “Immediate Family Member”), or a trust (or other estate planning vehicle) or similar entity of which there are no principal beneficiaries other than any one or more of such individuals or any of the Immediate Family Members of such individuals, and (iii) with respect to any Person that is a partnership or a limited liability company, the general or limited partners thereof, the members or managers thereof, and the record owners of equity securities of such general or limited partners and such members or managers. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No Person shall be deemed to be an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the Company’s Capital Stock.

“Agreement” has the meaning set forth in the preamble.

“Board” means the Board of Directors of the Company.

“Bylaws” means the amended and restated bylaws of the Company, dated as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, and any rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

“Charter” means the amended and restated certificate of incorporation of the Company, effective as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Common Stock” has the meaning set forth in the recitals hereto.

“Company” has the meaning set forth in the preamble.

“Effective Date” has the meaning set forth in the preamble.

“Permitted Transferee” means:

(i) a charitable organization that is controlled by such stockholder or a community foundation which permits donor participation in directing charitable donations from charitable gifts given by such stockholder;

(ii) any Affiliate of such stockholder;

(iii) to the extent such stockholder is an investment fund, (a) any Related Person of such stockholder, (b) any investor in such stockholder that receives a pro rata distribution of shares of Common Stock to all investors in such stockholder, and (c) any Person acquiring all or substantially all of the investment portfolio of such stockholder;

provided, that in any of such cases, such Permitted Transferee (i) is an accredited investor within the meaning of Regulation D under the 1933 Act and (ii) executes a Joinder Agreement in the form attached hereto as Exhibit A.

“Kirban Designees” has the meaning set forth in Section 3.01(b).

“Liran Designees” has the meaning set forth in Section 3.01(c).

“Person” means an individual, a corporation, a general or limited partnership, a limited liability company, a joint stock company, an association, a trust or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof.

“Related Person” means, with respect to any Person, (i) an Affiliate of such Person, (ii) any investment manager, investment partnership, investment adviser or general partner of such Person, (iii) any investment fund, investment partnership, investment account or other investment Person whose investment manager, investment adviser, managing member or general partner is such Person or a Related Person of such Person and (iv) any equity investor, partner, officer, member or manager of such Person; provided, however, that no Person shall be deemed an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the Capital Stock of the Company.

“Securities Act” means the Securities Act of 1933.

“Verlinvest” means Verlinvest Beverages SA.

“Verlinvest Designees” has the meaning set forth in Section 3.01(a).

SECTION 1.02 Rules of Construction.

(a) Whenever any provision of this Agreement calls for any calculation based on a number of shares of Common Stock issued and outstanding or held by a stockholder, the number of shares of Common Stock deemed to be issued and outstanding or held by that stockholder, unless specifically stated otherwise, as applicable, shall be the total number of shares of Common Stock then issued and outstanding or owned by the stockholder and its Permitted Transferees.

(b) Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” References to numbered or letter articles, sections and subsections refer to articles, sections and subsections, respectively, of this Agreement unless expressly stated otherwise. All references to this Agreement include, whether or not expressly referenced, the Exhibits and Schedules attached hereto. References to a Section, paragraph, Exhibit or Schedule shall be to a Section or paragraph of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein unless otherwise indicated. References to a Person are also to its permitted successors and assigns. In the event that any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Each of the parties hereby severally represents and warrants to each of the other parties as follows:

SECTION 2.01 Authority; Enforceability. Such party (a) has the legal capacity or organizational power and authority to execute, deliver and perform its obligations under this Agreement and (b) (in the case of parties that are not natural persons) is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization. This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

SECTION 2.02 Consent. No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party, other than those that have been made or obtained on or prior to the date hereof, in connection with (a) the execution or delivery of this Agreement or (b) the consummation of any of the transactions contemplated hereby.

ARTICLE III.

BOARD OF DIRECTORS

SECTION 3.01 Election of the Board of Directors.

(a) Verlinvest Designees.

(i) Subject to this Section 3.01, Verlinvest shall have the right, but not the obligation, to nominate to the Board (such nominees, the “Verlinvest Designees”) (subject to their election by the stockholders of the Company) up to three directors from time to time. The Verlinvest Designees shall be apportioned among the three (3) classes of directors as nearly equal in number as possible. The right of Verlinvest to nominate the Verlinvest Designees as set forth in this Section 3.01(a) shall be subject to the following:

(a) if at any time Verlinvest and its Permitted Transferees beneficially own, directly or indirectly, in the aggregate at least 30% or more of the then outstanding shares of Common Stock, Verlinvest shall be entitled to nominate three Verlinvest Designees;

(b) if at any time Verlinvest and its Permitted Transferees beneficially own, directly or indirectly, less than 30% but at least 20% or more of the then outstanding shares of Common Stock, Verlinvest shall be entitled to nominate two Verlinvest Designees;

(c) if at any time Verlinvest and its Permitted Transferees beneficially own, directly or indirectly, less than 20% but at least 10% or more of the then outstanding shares of Common Stock, Verlinvest shall be entitled to nominate one Verlinvest Designee; and

(d) Verlinvest shall not be entitled to designated any Verlinvest Designees in accordance with this Section 3.02(a) if at any time Verlinvest and its Permitted Transferees beneficially own, directly or indirectly, in the aggregate, less than 10% of the then outstanding shares of Common Stock.

(ii) Commencing on the one year anniversary of the date on which the Common Stock is listed on a national securities exchange, at least one of the Verlinvest Designees shall be “independent” in accordance with the rules of The Nasdaq Stock Market, LLC (“Nasdaq”) and U.S. Securities and Exchange Commission rules regarding board and audit committee independence; provided, that in the event Verlinvest is only entitled to nominate one Verlinvest Designee, the requirement for at least one of the Verlinvest Designees to be “independent” under this Section 3.01(a)(ii) shall no longer apply.

(iii) If Verlinvest has nominated fewer than the total number of Verlinvest Designees Verlinvest is entitled to nominate pursuant to this Section 3.01(a), Verlinvest shall have the right, at any time, to nominate such additional number of Verlinvest Designees to which it is entitled, in which case the other parties to this Agreement and the directors of the Company shall take all necessary action, as requested by Verlinvest, to (x) increase the size of the Board as required to enable Verlinvest to so nominate such additional Verlinvest Designees and (y) designate such additional Verlinvest Designees nominated by Verlinvest to fill such newly created vacancy or vacancies, as applicable.

(b) Kirban Designees.

(i) Subject to this Section 3.01(b)(i), Michael Kirban shall have the right, but not the obligation, to nominate to the Board (such nominees, the “Kirban Designees”) (subject to the election by the stockholders of the Company) up to two directors from time to time. The right of Michael Kirban to nominate the Kirban Designees as set forth in this Section 3.01(b) shall be subject to the following:

(a) if at any time Michael Kirban, together with his Affiliates and Permitted Transferees, beneficially own, directly or indirectly, in the aggregate at least two and a half percent (2.5%) or more of the then outstanding shares of Common Stock, Michael Kirban shall be entitled to nominate two Kirban Designees; and

(b) if at any time Michael Kirban, either (x) together with his Affiliates and Permitted Transferees beneficial own, directly or indirectly, in the aggregate at least one percent (1%) of the then outstanding shares of Common Stock or (y) Michael Kirban is employed by the Company, Michael Kirban shall be entitled to nominate one Kirban Designee.

(ii) Commencing on the one year anniversary of the date on which the Common Stock is listed on a national securities exchange, one of the Kirban Designees shall be “independent” in accordance with the rules of Nasdaq and U.S. Securities and Exchange Commission rules regarding board and audit committee independence; provided, that in the event Michael Kirban is only entitled to nominate one Kirban Designee, the requirement for at least one of the Kirban Designees to be “independent” under this Section 3.01(b)(ii) shall no longer apply.

(iii) If Michael Kirban has nominated fewer than the total number of Kirban Designees Michael Kirban is entitled to nominate pursuant to this Section 3.01(b), Michael Kirban shall have the right, at any time, to nominate such additional number of Kirban Designees to which Michael Kirban is entitled, in which case the other parties to this Agreement and the directors of the Company shall take all necessary action, as requested by Michael Kirban, to (x) increase the size of the Board as required to enable Michael Kirban to so nominate such additional Kirban Designees and (y) designate such additional Kirban Designees nominated by Michael Kirban to fill such newly created vacancy or vacancies, as applicable.

(c) Liran Designee.

(i) Subject to this Section 3.01(c), Ira Liran shall have the right, but not the obligation, to nominate to the Board (such nominee, the “Liran Designee”) (subject to the election by the stockholders of the Company) one director from time to time. Ira Liran shall not be entitled to nominate the Liran Designee in accordance with this Section 3.01(c) upon the later to occur of (i) Ira Liran ceases to be an employee of the Company and (ii) Ira Liran, together with his Affiliates and other Permitted Transferees, beneficially own, directly or indirectly, in the aggregate less than 1% of the then issued and outstanding shares of Common Stock.

(ii) If Ira Liran has nominated fewer than the total number of Liran Designees Ira Liran is entitled to nominate pursuant to this Section 3.01(c), Ira Liran shall have the right, at any time, to nominate such additional number of Liran Designees to which he is entitled, in which case the other parties to this Agreement and the directors of the Company shall take all necessary action, as requested by the Ira Liran, to (x) increase the size of the Board as required to enable Ira Liran to so nominate such additional Liran Designees and (y) designate such additional Liran Designees nominated by Ira Liran to fill such newly created vacancy or vacancies, as applicable.

(d) Subject to Sections 3.01(a), (b) and (c), each of Verlinvest (or any of its Permitted Transferees), Michael Kirban and Ira Liran hereby agrees to vote, or cause to be voted, or otherwise give its consent in respect of all outstanding shares of Common Stock held by such Person (whether now owned or hereafter acquired) at any annual or special meeting of stockholders of the Company at which directors of the Company are to be elected or removed, or to take all necessary action in favor of the election or removal of the Verlinvest Designees, the Kirban Designees and the Liran Designee, as provided herein.

SECTION 3.02 Vacancies and Replacements.

(a) If the number of directors that Verlinvest, Michael Kirban and Ira Liran have the right to designate to the Board is decreased pursuant to Sections 3.01(a), (b) and (c) (each such occurrence, a “Decrease in Designation Rights”), then:

(i) if requested by a majority of directors in writing, each of Verlinvest, Michael Kirban and Ira Liran, as applicable, shall use its reasonable best efforts to cause each of (x) the appropriate number of Verlinvest Designees that Verlinvest and its Permitted Transferees cease to have the right to nominate, (y) the Kirban Designees that Michael Kirban ceases to have the right to nominate or (z) the Liran Designee that Ira Liran ceases to have the right to nominate, respectively, to offer to tender his, her or their resignation(s), and each of such Verlinvest Designees, Kirban Designees and/or Liran Designee so tendering a resignation, as applicable, shall resign within thirty (30) days from the date that Verlinvest, Michael Kirban and/or Ira Liran, as applicable, incurs a Decrease in Designation Rights. In the event that any such Verlinvest Designee, Kirban Designee or Liran Designee, as applicable, does not resign as a director by such time as is required by the foregoing, Verlinvest, Michael Kirban and Ira Liran, as holders of Common Stock, the Company and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Company’s stockholders, shall thereafter take all necessary action, including voting in accordance with Section 3.01(d), to cause the removal of such individual as a director; and

(ii) the vacancy or vacancies created by such resignation(s) and/or removal(s) shall be filled with one or more directors, as applicable, designated by the Board upon the recommendation of the nominating and corporate governance committee of the Board, so long as it is established.

(b) Each of Verlinvest, Michael Kirban and Ira Liran shall have the sole right to request that one or more of their respective designated directors, as applicable, tender their resignations as directors of the Board (each, a “Removal Right”), in each case, with or without cause at any time, by sending a written notice to such director and the Company’s Secretary stating the name of the director or directors whose resignation from the Board is requested (the “Removal Notice”). If the director subject to such Removal Notice does not resign within thirty (30) days from receipt thereof by such director, Verlinvest, Michael Kirban and Ira Liran, as holder of Common Stock, the Company and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Company’s stockholders shall thereafter take all necessary action, including voting in accordance with Section 3.01(d) to cause the removal of such director from the Board (and such director shall only be removed by the parties to this Agreement in such manner as provided herein).

(c) Each of Verlinvest, Michael Kirban and Ira Liran, as applicable, shall have the exclusive right to designate a replacement director for nomination or election by the Board to fill vacancies created as a result of not nominating their respective director(s) initially or by death, disability, retirement, resignation, removal (with or without cause) or their respective director(s), or otherwise by designation a successor for nomination or election by the Board to fill the vacancy or their respective director(s) created thereby on the terms and subject to the conditions of Section 3.01.

SECTION 3.03 Initial Directors. As of the Effective Date, the Board shall be comprised of nine directors as follows:

(a) The initial Verlinvest Designees pursuant to Section 3.01(a) shall be Eric Melloul (as a Class III Director), John Leahy (as a Class II Director) and Axelle Henry (as a Class I Director); the initial Kirban Designees pursuant to Section 3.01(b) shall be Michael Kirban (as a Class II Director) and whom shall serve as Chairman of the Board for the initial term, in accordance with this Agreement and the Bylaws (after which the Chairman of the Board shall be determined in accordance with the Bylaws), and John Zupo (as a Class I Director]); and the initial Liran Designee shall be Ira Liran (as a Class III Director;

(b) Martin Roper, the Chief Executive Officer of the Company, as a Class I Director;

(c) Jane Morreau, as a Class III Director; and

(d) Kenneth Sadowsky, as a Class II Director.

ARTICLE IV.

COVENANTS OF THE COMPANY

(a) The Company agrees to take all necessary action to cause (i) the Board to be comprised at least of nine directors or such other number of directors as the Board may determine, subject to the terms of this Agreement, the Charter or the Bylaws of the Company; (ii) the individuals designated in accordance with Section 3 to be included in the slate of nominees to be elected to the Board at the next annual or special meeting of stockholders of the Company at which directors are to be elected, in accordance with the Bylaws, Charter and General Corporation Law of the State of Delaware and at each annual meeting of stockholders of the Company thereafter at which such director’s term expires; (iii) the individuals designated in accordance with Section 3 to fill the applicable vacancies on the Board, in accordance with the Bylaws, Charter, Securities Laws, General Corporation Law of the State of Delaware and the Nasdaq rules; (iv) to adhere to, implement and enforce the provisions set forth in Section 4.

(b) Verlinvest, Michael Kirban and Ira Liran shall comply with the requirements of the Charter and Bylaws when designating and nominating individuals as directors, in each case, to the extent such requirements are applicable to directors generally. Notwithstanding anything to the contrary set forth herein, in the event that the Board determines, within sixty (60) days after compliance with the first sentence of this Section 4(b), in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular director designated in accordance with Section 3, would constitute a breach of its fiduciary duties to the Company’s stockholders or does not otherwise comply with any requirements of the Charter or Bylaws, then the Board shall inform Verlinvest, Michael Kirban and/or Ira Liran, as applicable, of such determination in writing and explain in reasonable detail the basis for such determination and shall, to the fullest extent permitted by law, nominate, appoint or elect another individual designated for nomination, election or appointment to the Board by Verlinvest, Michael Kirban and/or Ira Liran, as applicable (subject in each case to this Section 4(b)). The Board and the Company shall, to the fullest extent permitted by law, take all necessary actions required by this Section 4 with respect to the election of such substitute designees to the Board.

(c) So long as Verlinvest beneficially owns, in the aggregate, at least ten percent (10%) of the outstanding shares of Common Stock, the Company shall, upon written request, use commercially reasonable efforts to provide Verlinvest or its authorized representatives with reasonable access to visit and inspect any of the properties of the Company or any of its subsidiaries, including its and their books of account, monthly management reports, operating and capital expenditure budgets, periodic information packages relating to the operations and cash flows of the Company and other records, and to discuss the Company’s or its subsidiaries’ affairs, finances and accounts with its and their officers, during normal business hours, following reasonable notice.

(d) Notwithstanding anything to the contrary in the Charter or Bylaws of the Company, unless otherwise provided by law, for so long as Verlinvest is entitled to nominate at least two Verlinvest Designees pursuant to Section 3.01(a) of this Agreement, at any regular meeting of the Board, one Verlinvest Designee shall be present at such meeting to constitute a quorum for the transaction of business; provided, however, if the Company provides notice to the Verlinvest Designees at least five (5) business days before the time of the holding of a regular meeting of the Board, a Verlinvest Designee shall not be required to constitute a quorum of the Board; provided further in connection with any special meeting of the Board pursuant to Section 3.7 of the Bylaws, if the Company provides notice to the Verlinvest Designees in accordance with the notice periods set forth in Section 3.7 of the Bylaws, a Verlinvest Designee shall not be required to constitute a quorum of the Board at such special meeting of the Board.

ARTICLE V.

MISCELLANEOUS

SECTION 5.01 Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made at the address or email address set forth on the signature pages hereof or such other address or email address as such party may hereafter specify in writing in accordance with this Section 5.01; provided, that:

(a) unless otherwise specified by Verlinvest in a notice delivered by Verlinvest in accordance with this Section 5.01, any notice required to be delivered to Verlinvest shall be properly delivered if delivered to:

Verlinvest Beverages SA

c/o Verlinvest Beverages SA

Place Eugène Flagey 18

1050 Ixelles, Belgium

Attention: Rafaël Hulpiau and Anne-Sophie De Clercq

Email: ####; ####

with a copy (which shall not constitute notice or service of process) to:

Verlinvest USA, Inc.

215 Park Ave. South, Suite 2005

New York, NY 10003

Attention: Clément Pointillart

                  Max Levine

Email: ####

            ####

and

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Center

New York, New York 10112

Attention: Ariel Yehezkel

Email: #####

(b) unless otherwise specified by Michael Kirban in a notice delivered by Michael Kirban in accordance with this Section 5.01, any notice required to be delivered to Michael Kirban shall be properly delivered if delivered to:

Attention:
Telephone:
Email Address:

with copies (which shall not constitute notice) to:

Attention:
Telephone:
Email Address:

(c) unless otherwise specified by Ira Liran in a notice delivered by Ira Liran in accordance with this Section 5.01, any notice required to be delivered to Ira Liran shall be properly delivered if delivered to:

Attention:
Telephone:
Email Address:

with a copy (which shall not constitute notice) to:

Attention:
Telephone:
Email Address:

and

(d) unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 5.01, any notice required to be delivered to the Company shall be properly delivered if delivered to:

The Vita Coco Company, Inc. 250 Park Avenue South Seventh Floor New York, NY 10003
Attention:	General Counsel
Email Address:	####

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020
Attention:	Ian D. Schuman; Stelios G. Saffos
Email Address:	####; ####

Notice shall be delivered (i) by nationally recognized overnight courier delivery for next business day delivery, (ii) by hand delivery, or (iii) by electronic mail transmission if confirmation of transmission is received by the sender or no failure message is generated. Legal counsel for the respective parties may send to the other party any notices, requests, demands or other communications required or permitted to be given hereunder by such party. Each such notice or other communication shall for all purposes of this Agreement be treated as effective, or as having been given, only upon receipt thereof at the address specified hereunder.

SECTION 5.02 Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

SECTION 5.03 Amendment; Termination; Effectiveness. This Agreement shall become effective upon the Effective Date. In the event the IPO is abandoned at any time after the Effective Date and prior to the closing of the IPO this Agreement shall automatically terminate and be of no further force or effect without further action on the part of any party hereto and the Prior Agreement shall be reinstated and will continue in full force and effect. This Agreement may not be amended, restated, modified or supplemented in any respect and the observance of any term of this Agreement may not be waived except by a written instrument executed by the Company, Verlinvest, Michael Kirban and Ira Liran.

SECTION 5.04 Assignability. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned (by operation of law or otherwise) without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that each of Verlinvest, Michael Kirban and Ira Liran is permitted to assign this Agreement to their respective Permitted Transferees. Each of Verlinvest, Michael Kirban and Ira Liran shall cause any of their respective Permitted Transferees to become a party to this Agreement.

SECTION 5.05 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws. The parties hereto irrevocably submit, in any legal action or proceeding relating to this Agreement, to the jurisdiction of the courts of the United States located in the State of New York or in any New York state court located in New York county and consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum.

SECTION 5.06 Waiver of Jury Trial. Each party to this Agreement, for itself and its Related Persons, hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties hereto or their respective Related Persons pursuant to this Agreement or in the negotiation, administration, performance or enforcement of this Agreement.

SECTION 5.07 Specific Performance; Enforcement. Without limiting or waiving in any respect any rights or remedies of the parties hereto under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto will be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement in any court of competent jurisdiction. Each party further agrees that none of the other parties hereto shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy set forth in this Agreement, and each party hereto (i) irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument and (ii) shall cooperate fully in any attempt by any other party in obtaining such equitable relief.

SECTION 5.08 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If any of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 5.09 Additional Securities Subject to Agreement. All shares of Common Stock that any party hereto hereafter acquires by means of a stock split, stock dividend, distribution, exercise of options or warrants or otherwise (other than pursuant to a public offering) whether by merger, consolidation or otherwise (including shares of a surviving corporation into which the shares of Common Stock are exchanged in such transaction) will be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

SECTION 5.10 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

SECTION 5.11 Counterparts. This Agreement may be executed, including by way of electronic signature (pdf formats included), in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

SECTION 5.12 Further Assurances. Each party agrees that he, she or it shall, from time to time after the date of this Agreement, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested by any other party to carry out the transactions contemplated by this Agreement.

SECTION 5.13 Complete Agreement. This Agreement constitutes the complete agreement of the parties with respect to the subject matter hereof and supersede all prior discussions, negotiations and understandings, including the Prior Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company, Verlinvest, Michael Kirban and Ira Liran have executed this Agreement as of the day and year first above written.

THE VITA COCO COMPANY, INC.

By:	/s/ Martin Roper
Name: Martin Roper
Title: Co-Chief Executive Officer

Verlinvest Beverages SA

By:	/s/ Axelle Henry

By:	/s/ Eric Melloul
Name: Eric Melloul
Title: Director

By: Michael Kirban

By:	/s/ Michael Kirban
Name: Michael Kirban

By: Ira Liran

By:	/s/ Ira Liran
Name: Ira Liran